                      News Release
13320 Ballantyne Corporate Place Suite D
Charlotte, NC 28277
Immediate Release
Columbus McKinnon Announces Appointment of Chris
Stephens Jr. to Board of Directors

CHARLOTTE, NC, March 18, 2024 - Columbus McKinnon Corporation (Nasdaq: CMCO) (“Columbus McKinnon” or the “Company”), today announced the appointment of Chris J. Stephens Jr. to its Board of Directors effective immediately. Stephens will also serve as a member of the Audit Committee and Human Capital, Compensation and Succession Committee leveraging his 35 years of experience in financial and operational leadership.
“We’re pleased to add Chris’s skills and experience to our talented Board as we continue to execute on our transformation and growth strategy,” said David Wilson, President and Chief Executive Officer. “In addition to Chris’s wide breadth of experience, he brings a deep and proven track record of executing business transformations and growing businesses both organically and through M&A in attractive end markets. His background and leadership are a great complement to our Board’s existing transformational and financial expertise, and we believe he will be an important asset to our team as we advance our journey.”

Stephens is a seasoned, global industrial leader and most recently served as the Senior Vice President and Chief Financial Officer of Sealed Air Corporation. Prior to joining Sealed Air, Stephens served as the SVP and Chief Financial Officer of Barnes Group. In his roles as Chief Financial Officer, he was a critical leader driving strategic transformation to deliver growth and operating leverage.
“I am thrilled to partner with David and the Board to support the advancement of Columbus McKinnon’s strategy. The team is executing on its transformation to become a global leader in intelligent motion solutions and has made notable progress leveraging its proven playbook for growth and delivering operating efficiency and margin expansion,” said Stephens. “CMCO’s differentiated strategy and market positioning has already made it a formidable player in the category, and I’m excited to contribute to the advancement of the Company’s strategic agenda and financial goals."

Stephens also served in a variety of Finance leadership roles at both Boeing and Honeywell. Through these roles, he has demonstrated his extensive industrial expertise, operational capabilities, and financial acumen. He earned a master’s in business degree from Virginia Tech’s Pamplin School of Business and a bachelor’s degree in accounting from King’s College.

Stephens also serves on the Board of Directors of PGT Innovations and as a member of Fairfield University’s Dolan School of Business Advisory Board. Previously, he served as Chair of the Manufacturers Alliance CFO Council, was a member of the Connecticut Business Industry Association Board of Directors and was a member of Loyola Marymount University’s Business School Advisory Board.

In connection with Stephens’ appointment, the Columbus McKinnon Board now consists of nine members including eight independent members.

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this document, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects and our fourth quarter fiscal 2024 net sales; (ii) our operational and financial targets and capital distribution policy; (iii) general economic trend and trends in the industry and markets; (iv) the risk and costs associated with the integration of, and our ability to integrate acquisitions successfully to achieve synergies; (v) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates and judgements; (vi) the effectiveness of our new facility in Monterrey, Mexico to provide cost savings and margin improvement and (vii) the competitive environment in which we operate; are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Contacts:

Gregory P. Rustowicz	Kristine Moser
EVP Finance and CFO	VP IR and Treasurer
Columbus McKinnon Corporation	Columbus McKinnon Corporation
716-689-5442	704-942-3253
greg.rustowicz@cmco.com	kristy.moser@cmco.com